INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated September 7, 2002 in this Registration Statement on Form SB-2 of Highland Clan Creations, Inc.

We also consent to the references to us under the heading "Experts" in such Document.

March 12, 2003

Malone & Bailey, PLLC
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Malone & Bailey, PLLC
Houston, Texas